UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/20/2008

Nektar Therapeutics
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24006

Delaware	94-3134940
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

201 Industrial Road, San Carlos, CA 94070
(Address of principal executive offices, including zip code)

(650) 631-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities

On October 20, 2008, the Board of Directors of Nektar Therapeutics ("Nektar") ratified management's plan to transfer assets to Novartis. In connection therewith, on October 20, 2008, Nektar entered into an Asset Purchase Agreement with Novartis Pharmaceuticals Corporation, a Delaware corporation, Novartis Pharma AG, a Swiss corporation (together with its affiliate Novartis Pharmaceuticals Corporation, "Novartis"), and AeroGen, Inc., a Delaware corporation and a subsidiary of Nektar. Nektar is transferring to Novartis certain of its assets related to its pulmonary business and associated technology, and intellectual property. Upon the completion of the transaction, Nektar will be entitled to proceeds of $115 million in cash.

Pursuant to the agreement and upon closing of the transaction, which is expected to occur on or about December 31, 2008, Nektar will transfer to Novartis assets which include certain dry powder and liquid pulmonary formulation, device and manufacturing assets, including capital equipment and manufacturing facility lease obligations; certain intellectual property and manufacturing methods and associated information systems related to the pulmonary business; manufacturing and associated payments for Ciprofloxacin inhaled powder, and manufacturing and royalty rights to the Tobramycin inhalation powder program and certain other interests in two private companies. In addition, Novartis is expected to hire approximately 140 Nektar pulmonary personnel or approximately 28% percent of Nektar's regular full-time staff.

We currently estimate that we will incur a pre-tax restructuring charge in 2008 of approximately $3.0 to 3.5 million, of which approximately $1.5 million is related to one-time employee compensation costs and personnel transition costs, approximately $1.0 to $1.5 million is related to information technology transition costs, and approximately $500,000 is related to equipment and operating transition expenses, in each case to be incurred by Nektar in connection with asset sale transaction.

Of the estimated $3.0 to $3.5 million pre-tax restructuring charge, $300,000 of such charge would result from a non-cash stock-based compensation charge and the remainder of the charge will result in future cash expenditures and will be incurred in connection with the closing of the transaction. Although we believe that our estimates are appropriate and reasonable based on available information, actual results could materially differ from these estimates.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements regarding the transaction with Novartis and Nektar's estimated future costs, which are subject to change. These forward-looking statements involve risks and uncertainties, including without limitation that the transaction cannot close unless certain conditions are satisfied, such as Hart-Scott-Rodino, obtaining of third party consents, and the company's representations and warranties being materially true at closing. Important risks and uncertainties are detailed in Nektar's reports and other filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q filed on August 8, 2008. Actual results could differ materially from the forward-looking statements contained in this press release. Nektar undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise. For more information on Nektar Therapeutics, please visit http://www.nektar.com.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nektar Therapeutics

Date: October 24, 2008	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary